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                                                                    Exhibit 10.1

                                COMMERCIAL LEASE
                           1816 HAYES STREET BUILDING

                              NASHVILLE, TENNESSEE

                                DECEMBER 1, 1998

      THIS COMMERCIAL LEASE AGREEMENT (lease") made this 1st day of December, 1998, between MICHAEL D. SHMERLING & CO., LLC. ("Landlord"), and CAPITAL BANK & TRUST COMPANY ("Tenant")

      Section 1 Background, Premises, and Consideration. The Landlord and the Tenant have agreed upon the terms of this Lease in respect of the property known as 1816 Hayes Street, Nashville, Davidson County, Tennessee. As parties hereto, Landlord and Tenant agree that the following terms as used herein shall have the meanings provided in this Section 1, unless otherwise specifically modified by provisions of this Lease.

      The following Lease data and exhibits are applicable to this Lease:

      1.1 Building: ("Building"), situated at 1816 Hayes Street, Nashville, Tennessee 37203 on the real property on which the building is situated ("Land"); consisting of one story containing a total of 4,295 rentable square The Land and the Building are sometimes referred to herein collectively as the "Property."

      1.2 Premises: Consisting of that area of the 1816 Hayes Street Building on the first floor as outlined in Exhibit A.

      1.3 Agreed Areas: As used in this Lease, Landlord and Tenant agree to the following areas and percentage:

Total rentable area of the Building          4,295 square feet
Area of Tenant's Premises                    4,295 square feet
Tenant prorated share of common area         100%
Tenant total rentable area                   100%
Tenant percentage of the Building            100%

      1.4   Leasehold Improvements Plan Date: December ___, 1998

      1.5 Lease Commencement Date: February 1. 1999 or such earlier date as the is provided in Article 3 of this Lease ("Commencement Date").

      1.6 Lease Expiration Date: The Lease shall expire, and the "Lease Expiration Date" shall be, the later of January 31, 2004 or five years from the date of occupancy by the Tenant for the Permitted Uses.

      1.7   Rent: Monthly rent shall be as follows:

Year One                            $4,116.04
Year Two                            $4,205.52
Year Three                          $4,295.00
Year Four                           $4,473.96
Year Five                           $4,652.92

      1.8   Notices and Payment Address:

            Tenant: Capital Bank & Trust Company: 1820 West End Avenue, Nashville, Tennessee 37203.

            Landlord: Michael D. Shmerling & Co., LLC, 1900 Church Street, Suite
                      400, Nashville, Tennessee 37203.

      1.9   Exhibits: The following exhibits and riders are made a part of this
            Lease:

            Exhibit A - Existing Floor. Plan of Premises; and

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      Section 2 Premises. The Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the Premises described in Section 1.2 upon the terms and conditions set forth in this Lease.

      Section 3 Commencement and Expiration Dates. The Landlord and the Tenant agree to the following Lease Commencement Date and Lease Expiration Date.

      3.1 Lease Commencement Date: The Lease Commencement Date shall be the earlier of the date specified in Section 1.5 or the date that the Tenant receives its certificate of occupancy or comparable approval ("Certificate of Occupancy") from the Metropolitan Government of Nashville and Davidson County to move into the Building. In the event that no such Certificate of Occupancy is needed, then the Commencement Date will be the date that the Tenant moves into the Building (that is, the date of actual occupancy).

      3.2 Tenant Obligations: If Tenant's improvements are not completed on the Lease Commencement Date specified in Section 1.5, due to the failure of Tenant to fulfill any obligation pursuant to the terms of this Lease or any Exhibit hereto, including without limitation Tenant's failure to comply with the Plan Delivery Date described in Section 1.4, the Lease shall be deemed to have commenced on February 1, 1999. However, this provision is subject to the satisfaction of the conditions to the Tenant's obligations that are set forth in this Lease.

      3.3 Lease Expiration Date: The Lease shall expire on the date specified in
Section 1.6.

      3.4 Acceptance: By the execution of this Lease, Tenant accepts the Premises in "as is" condition, subject to all laws and regulations without representation by Landlord as to condition." However, the foregoing sentence is qualified by the following special agreements between the Landlord and the
Tenant: Although the Tenant accepts the Property in an "as is" condition, the Landlord has represented and warranted to the Tenant, and the Tenant has reasonably relied on the Landlord's representation and warranty, that the zoning for the Land and the Building is consistent with the Permitted Uses. Further, in the event that the applicable authorities do not promptly approve the Tenant's plans for improvements and parking, and/or do not promptly issue applicable building and other permits, including a Certificate of Occupancy, without undue expense to the Tenant, then the Tenant may terminate this Lease without obligation to the Landlord. However, the Tenant shall promptly notify the Landlord of any problems with the foregoing and afford the Landlord a reasonable opportunity to resolve the same at Landlord's expense.

      Further, it is agreed that Landlord shall maintain and keep in good repair and working order the parking areas, roof; and exterior walls. On the date of possession, the Landlord shall assure that the sprinkler system, smoke and fire alarm system (if any), electrical wiring, heating and air conditioning (including all HVAC) systems, and plumbing system of the Land and the Building are in good working order and in good repair. Thereafter, the repair and maintenance of these items shall be the responsibility of the Tenant. Landlord will keep the Building insured against damage by fire and other casualty in commercially reasonable amounts; however, nothing hereto shall require Landlord to provide insurance on Tenant's leasehold improvements and/or other property located at the premises. Landlord shall promptly make all repairs and refurbishments of the items specified in this paragraph. The Tenant shall reimburse the Landlord for the Landlord's actual premium paid on the Building.

      Section 4 Rent.

      4.1 The Tenant shall pay Landlord the rental stated in Section 1.7 hereof without demand, deduction or offset, payable in lawful money in the United States in advance on or before the first day of each month to Landlord at the address noted in Section 1.8 hereof; or to such other party or at such other place as Landlord may hereafter from time to time designate in writing, subject to the following: The following setoffs to the rental and other payments due to the Landlord are permitted:

            4.1.1 Setoffs and deductions related to `Landlord's willful breach of any of Landlord's obligations under the Lease;

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            4.1.2 Setoffs and deductions for Landlord's involuntary or negligent breaches of any of Landlord's obligations under the Lease if one or more of the same remain uncured for more than thirty (30) days after delivery of Tenant's written notice to the Landlord specifying the ostensible Landlord defaults in reasonable detail; and

            4.1.3 Setoffs and deductions as otherwise set forth in this Lease.

      4.2 Rent for any partial month at the beginning or end of the Lease term shall be prorated.

      Section 5 Security Deposit. There shall be no security deposit.

      Section 6 Uses. The Tenant is authorized to use the Property for all Permitted Uses (as herein defined). The term "Permitted Uses" includes operating an operations center, conducting bank operations, and the use of the Property for general banking purposes, all as determined by the Tenant from time to time.

      The Tenant shall never be authorized to commit any waste upon the Premises or the Building, or any public or private nuisance. Tenant shall comply with all laws relating to its use or occupancy of the Premises and shall observe such reasonable rules and regulations as may be adopted and made available to Tenant by Landlord from time to time for the safety, care and cleanliness of the Premises and/or the Building, and for the preservation of good order therein. Tenant shall not, nor shall Tenant knowingly allow or cause any other person to, bring onto the Premises, or store, release or discharge within the Building or on the Premises any hazardous substances, as such term is given its broadest meaning under state and federal laws. However, the Tenant shall be permitted to store and to use customary cleaning solvents, printing inks, and comparable items in connection with its use and maintenance of the Property, notwithstanding the fact that some of these materials may fall within the definition of "hazardous substances" within the meaning of applicable state and federal laws subject to Tenant being solely liable and responsible for any liability associated with the storage and/or use of said materials, including liability under any state or federal laws.

      Section 7 Services and Utilities.

      7.1 Duty of Landlord: It is acknowledged and agreed that this is a 1'triple net lease" requiring the Tenant to provide and be responsible for all maintenance, insurance, and taxes required in the ordinary use of the Property. Landlord's duty shall principally be to permit the Tenant's quiet enjoyment of the Property. However, the Landlord is specifically responsible for the following items (together with any other items expressly listed in this Lease): the maintenance of the roof and the maintenance of the exterior walls and the parking lot; however, Tenant shall be liable and shall reimburse Landlord for any maintenance and/or repairs to said items caused intentionally and/or as a result of negligence of the Tenant, Employees, Invitees or Guests.

      7.2 Disclaimer: Landlord shall not be liable for any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of such services due to any cause whatsoever, unless due to Landlord's gross negligence or willful misconduct, or from failure to make any repairs or perform any maintenance, or from any other violation of this Lease. No temporary interruption or temporary failure of such services incident to making of repairs, alterations, or improvements, or due to accident, strike, or conditions or events beyond Landlord's control shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant's obligations hereunder. An interruption or failure shall be deemed "temporary" if it lasts no more than two consecutive business days or no more than a total of five business days in any twelve month period. However, the Tenant shall be entitled to rent abatement for any interruption or failure that exceeds the number of days deemed "temporary." Finally, the Tenant shall be entitled to terminate this Lease in the event that the Building or any other part of the Property is materially untenantable for the Tenant's then-applicable business uses for ten or more consecutive days or for twenty days in any twenty-four month period.

      7.3 Heat Producing Equipment: The Landlord acknowledges that it is the Tenant's initial intent to use the Building for an operations center. As a result, the Tenant will be using machinery and equipment that can be expected to use electrical power, and to generate heat therefrom, in excess of the levels that might ordinarily be the case of most small businesses. This

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Lease and all Special Stipulations are deemed amended to reflect this Permitted
Use. Tenant acknowledges and agrees that should additional HVAC and/or other improvements be required to service said special needs of Tenant, the Tenant shall be responsible for all costs associated therewith.

      Section 8 Cost of Services and Utilities.

      8.1 The Tenant shall be responsible for the utilities for the Building, which shall be separately metered at Landlord's expense. The Tenant shall also pay premiums for insurance on the Building in an amount of coverage not to exceed Five Hundred Thousand Dollars ($500,000.00) and for janitorial services for the Building. The Tenant shall not be required to pay any other items, except for rent and the other items expressly identified in this Lease. The Tenant shall not be obligated to pay any management or other fees to the Landlord.

      8.2 As used herein, the term "utilities" means all expenses paid or incurred for electricity, water, gas, sewers, and similar utilities, including any surcharge imposed for these services, on the Building.

      Section 9 Real Property Taxes.

      9.1 The Tenant shall pay the real property taxes on the Property, including the value of the improvements made by the Tenant on the Property during the term of this Lease. As used herein, the term "real property taxes" means taxes on real property and personal property including all tenant Improvements which are the sole responsibility of the Tenant, not the Landlord. This shall include but not be limited to, charges and assessments levied with respect to the Land, the Building, any improvements, fixtures and equipment, and all other property of Landlord, real or personal, used directly in the operation of the Building and located in or on the Building or the Land.

      However, it is expressly agreed that the term "taxes" and the term "real property taxes" do not include any franchise, excise, income, sales, or comparable taxes attributable to the Landlord's business or income.

      9.2 The Landlord shall furnish the Tenant with copies of all tax bills for the Property that the Landlord receives immediately upon receipt. Assuming that the Tenant receives tax bills at least thirty days prior to the delinquency date thereof; the Tenant shall pay all taxes prior to their delinquency. However, the Tenant is authorized to contest all taxes and assessments in accordance with law. Any rebate or refund (or comparable credit) related to taxes and/or real property taxes paid by the Tenant shall belong to the Tenant and the Landlord, in the event that it receives the same, shall pay the same over to the Tenant forthwith, whether or not the Lease is still in effect or shall have expired or been terminated.

      Section 10 Improvements. Upon expiration or sooner termination of this Lease, all improvements and additions to the Building, except for Tenant's equipment, furnishings, trade fixtures, security and/or fire alarm system, communications equipment, sign age, am-id other personalty, shall be deemed property of the Landlord.

      Section 11 Care of Premises. Tenant shall take good care of the Premises. Tenant shall not make any alterations, additions or improvements in or to the Premises except in accordance with plans approved by the Landlord. The Landlord agrees not to withhold its approval of any plans unreasonably. If the Landlord fails or refuses to approve the Tenant's initial plans for renovating the Property, then this Lease shall, at the option of the Tenant, be deemed void. It is expressly agreed that the Tenant is permitted to change the locks and to install a security and/or alarm system consistent with prudent banking and/or any applicable federal or state regulations applicable to commercial banks. All damages or injury done to the Premises or Building by Tenant or by any persons who may be in or upon the Premises or Building with the expressed consent of the Tenant shall be repaired at the cost and expense of the Tenant. All normal repairs necessary to maintain the Premises in a tenantable condition shall be done by or under the direction. of Landlord and at Landlord's expense except as otherwise provided herein. Landlord shall be the sole judge as to what repairs are necessary, but the Landlord agrees to act reasonably under all of the attendant circumstances.

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      Section 12 Acceptance of the Premises. Acceptance of the Premises is
acknowledged upon acceptance of this Lease, except as otherwise expressly stated in this Lease.

      Section 13 Access; Landlord's Right of Entry. Landlord and persons authorized by Landlord may enter the Building at any time without notice to Tenant in the event of emergency involving possible injury to property or persons in or around the Land or the Building. Landlord and persons authorized by Landlord shall also have the right to enter the Building at all reasonable times during regular business hours and upon reasonable notice for the purposes of making repairs, making alterations, additions, or improvements to the Building, installing utilities, providing services to the Building other than routine janitorial service, making inspections, or showing the Building to prospective purchasers of the Property. Landlord acknowledges that Tenant, as a commercial bank, has extensive security requirements. Consequently, Landlord shall in all cases notify, in advance if possible, one or more of R. Rick Hart,
H. Edward Jackson, III, and/or John W. Gregory, Jr., at their home telephone numbers if any entry is to be made into the Building other than during Tenant's regular business hours.

      Landlord agrees that no visitations or entries shall be made, emergency conditions excepted, that interfere with Tenant's business in any material respects or that violate Tenant's right to quiet enjoyment of the Property.

      During the last one hundred eighty (180) days of the initial (or, if applicable, any renewal) term, Landlord and persons authorized by Landlord shall have the right at reasonable times and upon reasonable notice during regular business hours or by mutually agreed special arrangement with Tenant to show the Property to prospective tenants. Any such showing shall be conducted in a nondisruptive manner that does not interfere with Tenant's business.

      Section 14 Damage or Destruction.

      14.1 If any part of the Building is damaged by fire or other casualty, Tenant shall give prompt notice to Landlord. If damage by fire or other casualty renders any substantial part of the Building untenantable and the repair time to restore the Building to a tenantable condition will exceed one hundred twenty
(120) days (or will exceed thirty (30) days in the case of damage occurring during the last twelve (12) months of the term), or if any part of the Land and/or the Building is so damaged that in Landlord's judgment, substantial alteration or reconstruction is required, or if any mortgagee of the Property requires application of the insurance proceeds to the reduction of the mortgage debt, or if any material uninsured loss occurs, Landlord may, at its option, terminate this Lease by so notifying Tenant in writing within sixty (60) days after the date of the casualty. If the damage by fire or other casualty renders any substantial part of the Building untenantable and if the repair time to restore the Building to a tenantable condition will exceed one hundred twenty
(120) days (or will exceed thirty (30) days in the case of damage occurring during the last twelve (12) months of the term), Tenant may elect to terminate this Lease by so notifying Landlord in writing within sixty (60) days after the date of the casualty. In the event that notice of termination is given by either or both of Landlord and/or Tenant, the Lease shall be deemed to terminate on the sixtieth (60th) day after the first such notice is sent to the other party by the party effecting the termination.

      If neither party terminates this Lease as a result of casualty damage as specified above, Landlord shall promptly begin and diligently pursue the work of restoring the Building (including the tenant improvements) to substantially their former condition as soon as reasonably possible. The rent shall abate during the time and to the extent the Building is untenantable (or access to the Land and/or the Building is obstructed) in whole or in part, as the result of fire or other casualty, but such abatement shall not extend the term. If the Building is more than forty percent (40%) untenantable, then all rent shall abate. The foregoing right of the Tenant to terminate this Lease shall be in addition to any other right of Tenant to terminate this Lease.

      14.2 As long as Tenant is not in material default hereunder, Landlord covenants that Tenant shall peaceably hold and enjoy the Land and the Building, subject to the terms of this Lease. All entrances, exits, and all access to light and air now enjoyed by the Land and the Building, shall be and remain intact and uninterrupted by any act or omission of Landlord, its managers, owners, partners, officers, directors, employees, agents, customers, or contractors during the term of this Lease. The Landlord will not knowingly suffer or permit any material violation of the Tenant's right of quiet enjoyment.

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      14.3 Landlord shall maintain property and casualty insurance on the Land and the Building, with an insurance company licensed to do business in Tennessee, with extended coverage or such other additional coverage as Landlord shall elect, in an amount of not less than Five Hundred Thousand Dollars ($500,000.00), said premium for said policy of insurance to be reimbursed by Tenant to Landlord. Landlord shall use the proceeds of any insurance payment related to a casualty loss to the Land and/or the Building to, among other things, repair the Property to its condition immediately prior to such casualty loss, unless this Lease is terminated in accordance with Subsection 14.1 hereof.

      14.4 Other than rental abatement provided in Section 14.1, except for the Landlord's gross negligence, willful misconduct or voluntary act, no damages, compensation or claim shall be payable by Landlord for inconvenience or loss of business arising from interruption of business, repair or restoration of the Building or Premises. Landlord shall use its best efforts t& effect repairs and restoration in a prompt manner.

      Section 15 Waiver of Subrogation. Whether the loss or damage is due to the negligence of either Landlord or Tenant, their agents or employees or any other cause, Landlord and Tenant to each herewith and hereby release and relieve the other, their agents, or employees, from responsibility for, and waive their entire claim of recovery for (i) any loss or damage to the real or personal property of either located anywhere in the Building, arising out of or incident to the perils which are covered by their respective fire insurance policies, with extended coverage endorsements, or (ii) loss resulting from business interruption at the Premises or loss of rental income from the Building, arising out of or incident to the occurrence of any of the perils which may be covered by the business interruption insurance policy amid by the loss of rental income insurance policy held by Landlord or Tenant. Each party shall cause its insurance carriers to consent to such waiver of all rights or subrogation against the other party. Notwithstanding the foregoing, no such release shall be effective unless the aforesaid insurance policy or policies shall expressly permit such a release or contain a waiver of the carrier' s right to be subrogated.

      Section 16 Indemnification and Liability Insurance.

      16.1 Tenant shall indemnify Landlord and save it harmless from and against any and all liability, damages, costs, or expenses, including attorneys fees, arising from any act, omission, or negligence of Tenant or its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors in or about the Building or arising from any breach or default under this Lease by Tenant or arising from any accident, injury or damage howsoever caused by Tenant or its officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors, to any person or property, occurring in or about the Building or premises. This provision shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the negligence of Landlord or of its officers, contractors, licensees, agents, employees, or invitees.

      Landlord shall indemnify Tenant and save Tenant harmless from and against any and all liability, damages, costs, or expenses, including attorneys' fees, arising from any act, omission, or negligence of Landlord or its officers, managers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors in or about the Land and/or the Building or arising from any breach or default under this Lease by Landlord or arising from any accident, injury or damage howsoever caused by Landlord or its managers, officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors, to any person or property, occurring in or about the Property. This provision shall not be construe to make Landlord responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the negligence of Tenant or of its managers, officers, contractors, licensees, agents, employees, invitees, or visitors.

      16.2 Tenant shall, at the Tenant's expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises. Such insurance shall be in the amount of not less than One Million Dollars ($1,000,000) for injury or death of one person in any one accident or occurrence and in the amount of not less than One Million Dollars ($1,000,000) for injury or death of more than one person in any one accident or occurrence. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least One Million Dollars. ($1,000,000) . The limit of any such insurance shall not limit the liability of the Tenant hereunder. Tenant may provide this insurance under a blanket policy, provided that said insurance shall have a

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Landlord's protective liability endorsement attached thereto. If Tenant fails to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. Insurance required hereunder shall be in companies rated A:xiii or better in "Best's Key Rating Guide." Tenant shall deliver to Landlord certified copies of policies or certificates of liability insurance required herein with loss payable clauses satisfactory to Landlord prior to the commencement of each lease year. No policy shall be cancelable or subject to reduction of coverage, without written notice at least thirty (30) days in advance that said policy is to be canceled. All such policies shall be written as primary policies not contributing with and not in excess of coverage which Landlord may carry and shall be written with an insurance carrier reasonably satisfactory to Landlord.

      In the alternative, the Tenant may endorse the Landlord to the Tenant's existing insurance casualty policies.

      Section 17 Assignment and Subletting.

      17.1 Tenant shall not sell assign, mortgage or transfer this Lease, sublet the Premises or any part thereof; or knowingly any willingly allow any transfer by operation of law without the prior written consent of Landlord subject to the credit worthiness of the sublessee said consent shall not be unjustly withheld. Tenant shall deliver to Landlord a true and complete copy of the sublease with said notice. The rent shall be adjusted on a pro rata basis to the number of square feet retained by Tenant and this Lease as so amended shall continue thereafter in full force and effect.

      It is expressly agreed, however, that a change in control of the Tenant shall not constitute an assignment or subletting. In addition, where this Subsection 17.1 refers to an adjustment of the rent pro rata, it is intended by the parties that all other charges to the Tenant (such as, without limitation, for utilities and taxes) shall be reduced by the same proportion.

      17.2 Sublease Obligations: Any subletting hereunder by Tenant shall not result in Tenant being released or discharged from any liability under this Lease. As a condition of Landlord's prior written consent as provided for in this paragraph, the subtenant or subtenants shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease and Tenant shall deliver to Landlord, promptly after execution, an executed copy of each sublease and an agreement of said compliance by each subtenant.

      17.3 Void Assignment or Subletting: Any subletting not approved by the Landlord is voidable as to the Landlord at Landlord's option exercised by written notice sent to the Tenant within thirty (30) days after receiving actual knowledge of the non-permitted subletting.

      Section 18 Advertising. Tenant shall not inscribe any inscription, or post, place, or in any manner display any sign, graphics, notice, picture, placard or poster, or any advertising matter whatsoever, anywhere in or about the Premises or the Building at places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere outside Tenant's occupied area or at the entrance to Premises without first obtaining Landlord's written consent thereto, such consent to be at Landlord's sole discretion. Any such consent by Landlord shall be upon the understanding and condition that Tenant will remove the same at the expiration or sooner termination of this Lease and Tenant shall repair any damage to the Premises or the Building caused thereby.

      However, the foregoing prohibitions notwithstanding, (1) customary sign age used by the Tenant is acceptable to the Landlord (but the removal thereof at the expiration of the Lease shall be at Tenant's expense); and (2) Landlord will not unreasonably withhold Landlord's consent as to any sign age or advertising related to the Tenant's banking business.

      Section 19 Liens and Insolvency. Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant, and Tenant indemnifies and holds Landlord harmless from any liability for such liens, including without limitation, liens arising from work performed pursuant to Exhibit A. If Tenant becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver or assignee or other liquidating officer is appointed for the business of Tenant, then Landlord may terminate this Lease and Tenant's right of possession under this Lease or any rights or

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privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings. Landlord warrants that Tenant shall enjoy the right of quiet enjoyment as long as Tenant is not in material default under the terms and conditions of this Lease.

      Section 20 Defaults. The following default provisions apply to this Lease.

      20.1 Events of Default by Tenant. Each of the following constitutes a default by Tenant (herein, a "Tenant Default"):

            20.1.1 Tenant fails or refuses to pay any installment of rent or any other sum payable under this Lease when due, and the failure or refusal continues for at least fifteen (15) days after the due date.

            20.1.2 Tenant fails or refuses to comply with any provision of this Lease not requiring the payment of money, and the failure or refusal continues for at least thirty (30) days after written notice from Landlord; provided, however, if any failure by Tenant to comply with this Lease cannot be corrected within such 30-day period solely as a result of nonfinancial circumstances outside of Tenant's control, and if Tenant has commenced substantial corrective actions within such 30-day period and is diligently pursuing such corrective actions, such 30-day period shall be extended for such additional time as is reasonably necessary to allow completion of actions to correct Tenant's noncompliance.

            20.1.3 Tenant's leasehold estate is taken on execution or other process of law in any action against Tenant.

            20.1.4 Tenant fails or refuses to take occupancy of the Property upon the Commencement Date or as soon thereafter as the requisite Certificate of Occupancy is issued.

            20.1.5 Tenant or any successor or assignee of Tenant while in possession files a petition under any chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state, or a petition is filed against Tenant or any such guarantor under any such statute and not dismissed with prejudice within sixty (60) days of filing, or a receiver or trustee is appointed for Tenant's leasehold estate or for any substantial part of the assets of Tenant or any such successor or assignee and such appointment is not dismissed with prejudice within sixty (60) days.

      20.2 Landlord's Remedies. If a Tenant Default occurs, Landlord shall then be entitled to do any one or more of the following at Landlord's option:

            20.2.1 Either (a) enter the Building if need be, and take whatever curative actions are necessary to rectify Tenant's noncompliance with this Lease; and in that event Tenant shall reimburse Landlord on written demand for any expenditures by Landlord to effect compliance with Tenant's obligations under this Lease; or (b) terminate this Lease, in which event Tenant shall immediately surrender possession of the Property to Landlord, or without terminating this Lease, terminate Tenant's right to possession of the Property; and in either case, Landlord may re-enter and take possession of the Property and evict Tenant and all parties then in occupancy or possession.

            20.2.2 If Landlord has terminated this Lease, recover all remit and other sums owing and unpaid under this Lease as of the date of termination plus damages measured by the difference in the rental value of the Property if this Lease had been fully performed for the balance of the term and the rental value of the Building following the Tenant Default.

            20.2.3 If Landlord has not terminated this Lease (whether or not Landlord has terminated Tenant's right to possession of the Property or actually retaken possession), recover (in one or more suits from time to time or at any time before or after the end of the term) all rent and other sums then or thereafter owing and unpaid under this Lease, together with all costs, if any, incurred in reletting the Building (including lease commission), less all rent, if any, actually received from any reletting of the Property during the remainder of the term. Landlord shall have the right following a. Tenant Default to relet the Land and the Building without terminating the Lease, any such reletting to be on such commercially reasonable terms as Landlord considers reasonable under the circumstances. To the extent, in the manner, and on the conditions permitted or required by applicable law, Landlord shall have the option to accelerate payment of all future rent and other sums due from Tenant to the date the Tenant Default occurred; and if Landlord actually receives the future rent and other sums due from Tenant on such acceleration, then to the extent necessary to avoid Landlord's retaining funds in excess of the rent and other sums due from Tenant, Landlord shall thereafter refund to Tenant from time to time any net proceeds of any reletting of the Property during the remainder of the term remaining after paying the costs of such reletting.

           20.2.4 Recover all costs of retaking possession of the Land and the Building and any other damages incidental to the Tenant Default including but not limited to reasonable attorneys fees and costs.

      20.3 Notwithstanding any of the foregoing, at any time before the Tenant actually receives written notice of termination of the Lease by Landlord, the Tenant may cure the Tenant Default(s) by promptly paying time amounts of any bills received by Tenant from Landlord and curing any other Tenant Default(s) in a commercially reasonable manner, and this Lease shall them be deemed to be reinstated and the Tenant shall be entitled to. re-enter the Land and the Building; provided, that Tenant must agree to, and must actually, pay Landlord's reasonable costs and actual damages as provided in this Subsection within five
(5) business days of receipt of a reasonably detailed statement for amounts previously unbilled.

      20.4 No lockout shall occur. However, Landlord may seek a court order to permit it to change the locks or otherwise to bar Tenant from the Land and the Building after Tenant's regularly scheduled business hours and after notice is sent to each of the Tenant, the FDIC, and the Tennessee Department of Financial Institutions at the addresses specified in this Lease by a courier service of national or regional standing for next business day delivery, and no hearing on any such changing of the locks shall occur sooner than five (5) business days after the scheduled delivery of the notice.

      20.5 In no event will Tenant's files or records, or any property of any regulatory agency, customer or correspondent of Tenant, be taken or impounded by Landlord or become the property of Landlord; nor shall any of the same be disposed of by Landlord.

      20.6 In the event that the FDIC (or its successor) is appointed receiver of the Tenant, then the FDIC (or its successor) shall have the right to reject this Lease at which time Landlord may then enter and take possession of the premises.

      20.7 Landlord's Default. It shall be a default by Landlord (herein a "Landlord Default") if Landlord breaches any of its representations or warranties made in this Lease and/or if Landlord fails to comply with any provision of this Lease and the failure continues for at least thirty (30) days after written notice from Tenant to Landlord; provided, however, if any failure by Landlord to comply with this .Lease cannot be corrected within such 30-day period solely as a result of nonfinancial circumstances outside of the control of Landlord, and if substantial corrective actions have commenced within such 30-day period and are being diligently pursued, such 30-day period shall be extended for such additional time as is reasonably necessary to allow completion of actions to correct Landlord's noncompliance. This provision does not override any specific provisions concerning the Tenant's right to terminate this Lease or to receive abatement of rent under specified circumstances.

      20.8 Tenant's Remedies. Except as otherwise provided in this Lease, in the event of a Landlord Default Tenant shall be entitled to any remedies available at law or in equity. The Tenant shall be expressly entitled to recover all of its costs and expenses (including attorneys fees) related to any Landlord Default, including amounts disbursed to attempt to cure or ameliorate the Landlord's Default(s), plus interest at the rate of ten percent per annum until the Tenant has been reimbursed. In addition, the Tenant shall be entitled to set off against any amounts due to the Landlord without thereby violating the terms of this Lease. This provision shall not serve to limit the Tenant's rights to terminate this Lease and to abate the amounts payable to the Landlord (including rent) as is elsewhere set forth in this Lease.

      Section 21 Subordination. Except as provided in this Section 21, this Lease is subject and subordinate to any and all mortgages now or hereafter encumbering the Property. Such subordination shall be self-operative without the necessity of any further instrument but, if requested by Landlord, Tenant shall promptly execute and deliver to Landlord any instrument Landlord may reasonably request to evidence the subordination of this Lease to such mortgages or to acknowledge the assignment of this Lease as additional security for such mortgages. If any person acquires the Property through the exercise of remedies provided in a mortgage, Tenant shall automatically attorn to and become the tenant of the new owner of the Property, except that the new Landlord shall not be bound by any payment of rent for more than one (1) month in advance. Upon request by any successor owner of the. Property, Tenant shall execute an instrument confirming the attornment required by this Lease.

      21.1 Any mortgagee, beneficiary of a deed of trust, new owner (exclusive of the current owner, which is the Landlord), or comparable person or entity must, however, recognize this Lease, and acknowledge its obligations as Landlord under this Lease, in a writing addressed and promptly delivered to Tenant and signed by an authorized officer or partner of such person or entity, or this Lease shall not be deemed subordinate to such person's or entity's interest in the Property by reason of any provision of this Lease.

      21.2 Notwithstanding this subordination, Tenant does not agree to any subordination the result of which would allow either a foreclosure or a deed in lieu of foreclosure (or comparable transaction) to void, terminate, or cut off this Lease or Tenant's leasehold interest or other rights hereunder.

      Section 22 Surrender of Possession. Upon expiration of the tern of this Lease, whether by lapse of time or otherwise, Tenant shall promptly and peacefully surrender the Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable use and wear and tear excepted.

      Section 23 Removal of Property. Tenant shall remove all of its moveable property and trade fixtures which can be removed without damage to the Premises at the termination of this Lease either by expiration of term or other cause, and shall pay Landlord any reasonable damages for injury to the Premises or Building resulting from such removal. If Tenant shall fail to remove any of its property of any nature whatsoever (other than the records and property specified in Subsection 20.5 of this Lease) from the Premises or the Building at the. termination of this Lease or when Landlord has the right of reentry, Landlord may, in accordance with the provisions of applicable statutes covering commercial landlord and tenant matters, remove and store said property without liability for loss thereof or damage thereto, such storage to be for the account and at the expense of Tenant. If Tenant shall not pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord. may, at is option, sell, or permit to be sold, any or all such property at a commercially reasonable public sale, in such manner and at such times and places as the Landlord in its sole discretion may deem reasonable and proper, after first sending notice to Tenant at lease ten (10) days prior to the date of any scheduled sale specifying the time and place thereof; unless greater or lesser notice is required under applicable statutes, and shall apply the proceeds of such sale as follows: first, to the cost and expense of such sale, including reasonable attorneys fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or thereafter become due Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant. Tenant shall remain liable for any differences.

      Section 24 Non-Waiver. Waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition; or of any subsequent breach of time same or any other term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

      Section 25 Holdover. If Tenant shall, with the written consent of Landlord, hold over after the expiration of the term of this Lease, such tenancy shall be deemed a month-to-month tenancy, which tenancy may be terminated as provided by applicable state law. During such tenancy, Tenant agrees to pay Landlord the fair market value for the Premises which shall be reasonably determined by Landlord but in no event less than the amount paid in the last month of the expired term and to be bound by all of the terms, covenants and conditions herein specified, so far as applicable.

      Section 26 Condemnation; Eminent Domain. If all or substantially all of the Property is condemned or is taken by eminent domain, or is sold in lieu of condemnation, then this Lease shall terminate on the date the condemning authority takes possession. If less than all of the

Property is so condemned or sold and, in Landlord's judgment, the Property cannot be restored to an economically viable condition, or if any mortgagee of the Property requires application of condemnation pro deeds to the reduction of the mortgage debt, Landlord may terminate this Lease by written notice to Tenant effective on the date the condemning authority takes possession. If any proposed condemnation would render any substantial part of the Property untenantable, Tenant may terminate this Lease by written notice to Landlord effective on the date the condemning authority takes possession of the affected part of the Property or on such earlier date as the Tenant shall specify to the Landlord in writing. If this Lease is not so terminated by Landlord or Tenant, Landlord shall, to the extent feasible, restore the Property (including the tenant improvements) to substantially their former condition. Rent shall abate during the time and to the extent the Property is untenantable as the result of any condemnation, but such abatement shall not extend the term. If the Building is more than forty percent (40%) untenantable, then all rent shall abate. Landlord shall give Tenant prompt notice of the filing or other instigation of any action of condemnation, or comparable action or proceeding, in respect of all or any part of the Property. Loss of forty percent (40%) or more of the parking area, by numbers of spaces and/or by area, shall be deemed to render the Property untenantable at the option of the Tenant.

      Section 27 Notices.

      27.1 Addresses: All notices under this Lease shall be in writing and deliverable in person or sent by registered or certified mail to Landlord and to Tenant at the addresses provided in Section 1.8 and to the holder of any first mortgage or deed of trust at such place as such holder shall have specified to Tenant or to Landlord in writing; or such other addresses as may from time to time be designated by any such party in writing sent in accordance with this
Section 27.1. Notices mailed as aforesaid shall he deemed given on the second business day after the same have been mailed properly addressed with first-class postage prepaid. As used in this Lease, as business day is any day that commercial banks in Nashville, Tennessee are open for business other than Saturday or Sunday.

      27.2 Additional Notice Required of Tenant: Tenant agrees to give to Mortgagees and/or Trust Deed holders, by registered mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Lease, or otherwise) of the addresses of such Mortgagees and/or Trust Deed Holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees and/or Trust Deed Holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional tin-me as may be necessary if within such thirty (30) days any Mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to affect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued. The additional time periods specified in this Section 28 shall apply only to the time after which the Tenant shall be permitted to terminate this Lease and shall riot affect the right of the Tenant to obtain rent abatement.

      Section 28 Attorneys' Fees. In the event that a Tenant Default or a Landlord Default occurs, the nondefaulting party shall be entitled to recover reasonable attorneys' fees and any costs of negotiation, litigation, and/or dispute resolution incurred in exercising and enforcing its remedies and/or in protecting its rights under this Lease.

      Section 29 Landlord's Liability. Anything in this Lease to the contrary notwithstanding, the covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements or for the purpose of binding Landlord personally or the assets of Landlord except Landlord's interest in the Premises and Building, but are made amid intended for the purpose of binding only the Landlord's interest in the Premises and Building, as the san-me may, from time to time, be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforced against Landlord or their respective heirs, legal representatives, successors and assigns on account of the Lease or on account of any covenant, or undertaking or agreement of Landlord contained in this Lease, unless such breach is knowing, willful, or grossly negligent and except to the extent that the Landlord has failed to comply with the requirement that the Landlord maintain a specified level of insurance on the Property.

      Section 30 Estoppel Certificates. Tenant shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating: the date this Lease was executed and the date it expires; the date Tenant entered into occupancy of the Premises; the amount of mini-mum monthly rent and the date to which such rent has been paid; and certifying the following: if true and applicable, that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of agreement so affecting this Lease); that this Lease represents the entire agreement between the parties as to this leasing; that all conditions under this Lease to be performed by the Landlord have been satisfied, including but without limitation, all co-tenancy requirements, if any; that all required contributions by Landlord to Tenant on account of Tenant's improvements have been received; that on this date there are no existing defenses or offsets which the Tenant has against the enforcement of this lease by the Landlord; that no rent has been deposited with Landlord (or, if so, the amount thereof). It is intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser or Landlord's interest or assignee of any mortgage upon Landlord's interest in the Building. If Tenant shall fail to respond within ten (10) days of actual receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification, subject to the right of the Tenant to contest the accuracy thereof as between the Tenant and the Landlord.

      Section 31 Transfers by Landlord or Tenant.

      31.1 Transfers by Landlord. Landlord shall have the unrestricted right to sell, assign, mortgage, encumber, or otherwise dispose of all or any part of the Property or any interest therein. Upon sale or other disposition of the Property to a party who assumes the obligations of Landlord under this Lease, the Landlord shall be released and discharged from obligations and liabilities thereafter accruing under this Lease, and Tenant shall look solely to Landlord's successor for performance of the Lease thereafter. (Landlord shall require the successor Landlord(s) to accept this obligation in writing or the foregoing exculpation shall be void). Tenant's obligations under this Lease shall not be affected by any sale, assignment, mortgage, encumbrance, or other disposition of the Property by Landlord, and Tenant shall attorn to anyone who thereby becomes the successor to Landlord's interest in this Lease so long as such successor in interest of Landlord recognizes this Lease and agrees to Landlord's Lease obligations hereunder in a writing addressed and delivered promptly to Tenant and signed by the Landlord's proprietor or by an authorized officer or partner of such successor Landlord. The Landlord shall notify the Tenant of any such conveyance by sending Tenant written notice thereof to Tenant's address specified in this Lease, as the same may have been modified by the Tenant from time to time in accordance herewith.

      However, any such conveyance of Landlord's legal ownership of the Property, or any conveyance which would result in releasing the Landlord from this Lease, shall entitle the Tenant to terminate this Lease if (a) the new Landlord is not reasonably shown to be financially capable of discharging Landlord's duties hereunder. Rent shall not abate during such period. The Landlord shall cooperate with Tenant in any inquiry by Tenant within such notice period in ascertaining the requisite financial capacity of the new Landlord.

      31.2 Transfers by Tenant. Tenant may assign this Lease only to a financially responsible successor of Capital Bank & Trust Company ("Transfer") that utilizes the Premises for a Permitted Use. Any merger, share exchange, or comparable transaction involving the Tenant shall not require the Landlord's approval so long as the Property continues to be used after such transaction for a commercial banking and trust business.

      Section 32 Right to Perform. Subject to the requirements and restrictions set forth in this Lease, especially in Section 20, if the Tenant shall fail to pay any sum of money, other than rent required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall-continue for ten (10) days after Tenant's actual receipt of written notice thereof by Landlord, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment of sums due under this Section as in the case of default by Tenant in the payment of rent.

      Section 33 General Terms and Provisions.

      33.1 Headings: The title to sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. This Lease shall be construed and governed by the laws of the State of Tennessee.

      33.2 Heirs and Assigns: All of the covenants, agreements, terms and conditions contained in this Lease shall inure to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

      33.3 No Brokers: Tenant represents and warrants to Landlord that it has not engaged any broker, finder, or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Lease other than James M. Wolchok Co. and shall indemnify and hold harmless Landlord against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any other broker, finder, or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant. The provisions of this Section 33.3 shall not apply to brokers with whom Landlord has an express written broker agreement. The Tenant shall not be responsible for the payment of any leasing fees, commission w other payment to any agent or broker in connection with or related to the execution of this Lease.

      33.4 Entire Agreement: This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the rent, use and occupancy of the Premises and Tenant's use of the Property and other matters set forth in this Lease. No prior agreements or understanding pertaining to the same shall be valid or of any force or effect arid the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

      33.5 Severability: If any clause or provision of this Lease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during its term, the intention of the Lease shall not be affected thereby, unless such invalidity is, in the objectively reasonable determination of Landlord, essential to the rights of both parties, in which event either the Landlord or the Tenant has the right to terminate this Lease on written notice to the other party.

      33.6 Late Charges: Tenant hereby agrees to pay a one-time late charge of five percent of the amount of any late payment of rent. For the purposes of this Lease, a payment shall be deemed late if it is not sent to the Landlord or other payee on or before the fifteenth day of any calendar month.

      33.7 Homestead and Attorneys Fees: Tenant hereby waives and renounces for itself any and all homestead, redemption or exemption rights which it may have under or by virtue of the Constitution and Laws of the United States and the State of Tennessee, and any other state as against any debt Tenant may owe Landlord under this Lease, and Tenant hereby transfers, conveys and assigns to Landlord all homestead, redemption or exemption rights which may be allowed or set apart to Tenant including such as may be set apart in any bankruptcy proceedings, to pay any debt Tenant may owe Landlord hereunder.

      33.8 No Waiver: No failure or delay of either party to exercise any right or power given it herein or to insist upon strict compliance by the, other party with any obligation imposed on it herein, and no custom or practice of either party hereto at variance with any term hereof shall constitute a waiver or a modification of the terms hereof by any party or any right it has herein td demand strict compliance with the terms hereof by the other party. No officer,. agent, or employee of Landlord or Tenant has or shall have any authority to waive any provisions of this Lease unless such waiver is expressly made in writing and signed by an authorized officer of such party.

      33.9 Time of Essence: Time is of the essence of each and every provision of this Lease.

      33.10 Construction: This Lease shall be construed under the laws of the State of Tennessee.

      33.11 Parking: The Tenant shall have the right to utilize any parking spaces on the land owned by the Landlord located at either 1814 or 1816 Hayes Street on a non-exclusive, first-come first-serve basis. Should said parking arrangement become overly burdensome to .Tenant, Landlord and Tenant agree that upon written notice by Tenant to Landlord, Landlord will use its best efforts to secure additional parking spaces for the benefit of Tenant within a reasonable proximately to the premises.

      Section 34 Renewal Options. Tenant shall have the right, to be exercised as hereinafter provided, to extend the term of this Lease for a period of five
(5) years, from the date of expiration of the original term hereof upon the following terms and conditions:

      34.1 That at the time of the exercise of such right, Tenant shall not then be in material default in the performance of any of the terms, covenants, conditions or agreements herein contained; and further provided that the exercise of Tenant's renewal rights by Tenant shall not constitute a waiver of any then-existing Landlord Default(s).

      34.2 That such extension shall be upon the same terms, covenants, conditions and agreements as in this Lease provided, except (i) the fixed minimum rent during said option period shall be negotiated six months prior to the initial Lease Expiration Date assuming mutual satisfaction of the parties and (ii) there shall be no further privilege of extension for the term of the Lease beyond the period referred to above. The rent required by the Landlord shall not exceed the comparable rentals being demanded for like Property in the immediate vicinity of the Property as reasonably determined by the parties. Any extension shall be deemed to commence on the day next following the Lease Expiration Date.

      34.3 That Tenant shall exercise its right to any extension of the term of this Lease by notifying Landlord of Tenant's election to exercise such right at least six (6) months prior to the expiration of the term of this Lease. Upon the giving of such notice, this Lease shall be deemed extended for the specified period, subject to the provisions of this paragraph, without execution of any further instrument. Such extension shall be deemed to commence at the expiration date of the initial term.

      Section 35 Additional Provisions. The following additional provisions are added to the Lease:

      35.1 If requested by Landlord, Tenant shall furnish appropriate evidence of the valid existence and good standing of Tenant and the authority of any parties signing this Lease to act for Tenant. If requested by Tenant, Landlord shall furnish appropriate evidence of the valid existence and good standing of Landlord and the authority of any parties signing this Lease to act for Landlord.

      35.2 The relationship created by this Lease is that of landlord and tenant. Landlord and Tenant are not partners or joint venturers, and neither has any agency powers on behalf of the other. There are no third party beneficiaries of this Lease.

      35.3 No consent or approval by any party hereto shall be effective unless given in writing signed by such party or its duly authorized representative. Any consent or approval by a party shall extend only to the matter specifically stated in writing. Whenever this Lease requires a party's consent to or approval of any item, such party may condition such consent or approval on payment or reimbursement of all reasonable costs and expenses incurred by such party.

      35.4 This -Lease is being executed in multiple counterparts, each of which shall be considered an original for all purposes but all of which constitute but one and the same agreement.

      35.5 Any liability or obligation of Landlord or Tenant arising during or accruing with respect to the term of this Lease shall survive the expiration or earlier termination of this Lease, including without limitation, obligations and liabilities relating to indemnity and hold harmless provisions of this Lease.

      35.6 Tenant agrees not to record this Lease. Tenant may record a memorandum of this Lease in a form approved by Landlord in writing prior to recording provided Tenant pays all taxes, recording fees, or other governmental charges incident to such recording. The memorandum shall not disclose the rent payable under this Lease and shall expressly provide that it shall be of no further 'force or effect after the last day of the term or on filing by Landlord of an affidavit that this Lease has expired or been terminated.

      35.7 This Lease shall not be effective until a counterpart executed by both Landlord and Tenant is delivered by Landlord to Tenant.

      35.8 If any of the Landlord's rules is inconsistent with the terms of this Lease, the tem-ms of this Lease shall govern.

      35.9 The Landlord agrees that the Tenant can commence construction or renovation of the Property promptly upon execution of this Lease. Tenant shall be solely responsible for all costs and any damages related to such construction. In the event of a failure of any condition precedent to Tenant's obligations under the Lease, Tenant shall nevertheless remain liable for the costs and any damages related to such construction and, if Tenant does not occupy the Property because of a failure of such condition precedent, then the Tenant shall, at Landlord's option and at Tenant's sole expense, repair and/or restore the affected portion(s) of the Building to its pre-existing condition.

      35.10 The Landlord hereby grants the Tenant a continuing right of first refusal to purchase the Property if the Landlord offers the Property for sale, or entertains a bona fide offer to purchase all or any part of the Property. The Tenant must match any bona fide offer within five business days after actual receipt of notice thereof from the Landlord.

      35.11 Alarms, Etc. The Tenant is hereby granted permission to install such alarm systems as are typical in the banking industry and/or as are required by law, rule or regulation.

      35.12 Vaults, Etc. The Tenant is hereby granted permission to install such vaults as the Tenant shall deem appropriate. Tenant is to determine that the same may safely be used in the space. Landlord approves the installation of a vault in the Building in a commercially reasonable manner. However, it shall be Tenant's sole obligation and risk to assure that the vault meets the engineering requirements of the Building, which requirements have been provided by the Landlord to the Tenant or to provide such structural work as needed for such vault at Tenant's expense. At the termination or expiration of the Lease, the Tenant is authorized to remove, and shall remove, the vault but Tenant shall repair any damage to the Property resulting from or related to such removal at Tenant's expense.

      35.13 Use and Occupancy. It is a condition precedent to this Lease that the Tenant be granted a use and occupancy (and any comparable) permit without undue expense.

      35.14 Tenant's Software Licenses. No term of this Lease is intended or designed as an authorization to anyone to violate any of the Tenant's software licenses. Further, Tenant may remove at any time any collateral pledged by any customer(s) of the Tenant, the contents of any safe deposit boxes, and any property beneficially held for one or more of the Tenant's customers.

      35.15 Regulatory Approval. It is a condition precedent to the Tenant's obligations hereunder that the Tenant receives actual approval from the FDIC and the Tennessee Department of Financial Institutions for this office without undue expense or restriction. This condition is waived if not invoked by Tenant on or before February 1, 1999.

      35.16 Other Financial Services Tenant. Landlord agrees not to lease any space in Building or on the Property to any other tenant which is engaged in the sale or provision of financial services, or permit any of their electronic banking or other remote facilities (including, without limitation, ATMs, other than those of the Tenant). As used in this paragraph, "financial services" means, whether done directly or indirectly, any lending or loan origination business, any trust business, any check cashing or pawn brokering business, and/or any business engaged as a significant part of its business in making loans and/or taking deposits including, without limitation, any hank, savings bank, savings association, thrift, and/or credit union. In addition to the foregoing, the Landlord agrees not to lease any space in the Building or on the Property to any insurance agency or insurance brokerage business or to any business that provides investment services or investment advice without the prior written consent of the Tenant, which consent the Tenant shall not withhold if such business does not compete with the Tenant for deposits or loans from such office(s) in the Building.

      35.17 After-Hours Repairs, Etc. The Tenant will be given the name of reasonable repair and maintenance services to contact for repairs and maintenance, particularly for use after hours and in emergencies. In the event that an item for which the Landlord is responsible must be repaired repeatedly in such a fashion that it must reasonably be concluded that it should be replaced or subjected to a major overhaul, then the Landlord will upon written request by Tenant replace the san-me or perform such major overhaul. Initially, the Tenant is authorized to contact Michael D. Shmerling. The Landlord may change this designation from time to time by sending notice to the Tenant.

      35.18 Tenant Signage. The Landlord agrees to allow a reasonable "Capital Bank & Trust Company Coming Soon" sign on this site in a location clearly visible from Hayes Street. Tenant acknowledges that it must obtain appropriate local governmental approvals for all signage as a condition to placing such signage into use.

      35.19 Notification Addresses, Etc. The following additional addresses and telephone numbers are applicable to the Lease:

Business Hours:

Landlord:  Michael D. Shmerling                     (615) 320-9800, Ext. 221

Tenant:    R. Rick Hart                             (615) 327-9000
           H. Edward Jackson, III                   (615) 313-7840
           John W. Gregory, Jr.                     (615) 327-9000

After-Hours Notices:

Landlord:  Michael D. Shmerling                     (615) 352-8046

Tenant:    R. Rick Hart                             (615)356-5986
           H. Edward Jackson, III                   (615)356-8808
           John W. Gregory, Jr.                     (615)758-9534

Regulatory Agencies:

Federal Deposit Insurance Corporation ("FDIC")
5100 Poplar Avenue
Suite 1900
Memphis, Tennessee 38137
Attention:  Regional Director
(901)685-1603

Tennessee Department of Financial Institutions
John Sevier Building, Suite 400
500 Charlotte Avenue
Nashville, Tennessee 37219
Attention:  Commissioner
(615)741-2236

      Section 36 Good Faith and Fair Dealing. The provisions of the Lease are subject to the requirement that the parties shall deal with each other in good faith and in the spirit of fair dealing. Where one party is authorized to take action unilaterally, or in its discretion, then such party shall be required to act reasonably under the circumstances in accordance with accepted and customary commercial practice in Davidson County, Tennessee.

      IN WITNESS WHEREOF, the parties have executed this Commercial Lease Agreement to be effective as of the date first above written.

                                   LESSOR:

                                   MICHAEL D. SHMERLING & CO., LLC

                                   By: /s/ Michael D. Shmerling
                                       ---------------------------------------
                                       Michael D. Shmerling, Chief Manager

                                   LESSEE:

                                   CAPITAL BANK & TRUST COMPANY

                                   By: /s/ H. Edward Jackson III
                                       --------------------------------------
                                       H. Edward Jackson, III, Executive Vice
                                       President

                                 ACKNOWLEDGMENTS

STATE OF TENNESSEE   )
COUNTY OF DAVIDSON   )

      Before me the Undersigned, a Notary Public in and for the State and County aforesaid, personally appeared MICHAEL D. SHMERLING, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself (or herself) to be the Chief Manager of the within named bargainor, a Tennessee limited liability company, and that he as such Chief Manager, being duly authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as such Chief Manager.

      WITNESS by hand and seal at office, on this the 21st day of December, 1998.

                                   /s/ _________________________________________
                                   Notary Public
                                   My Commission Expires: __________________

STATE OF TENNESSEE   )
COUNTY OF DAVIDSON   )

      Before me, the Undersigned, a Notary Public in and for the State and County aforesaid, personally appeared H. EDWARD JACKSON, III with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the Executive Vice President of CAPITAL BANK & TRUST COMPANY, the within named bargainor, a Tennessee banking corporation, and that he as such Executive Vice President, being duly authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such Executive Vice President.

      WITNESS by hand and seal at office, on this the 21st day of December~
1998.

                                   /s/ _________________________________________
                                   Notary Public
                                   My Commission Expires: ______________________

                        FIRST COUSINS PROPERTIES, L.L.C.
                              210 19TH AVENUE NORTH
                               NASHVILLE, TN 37203

June 16, 2003

Mr. Rick Hart, CEO
Capital Bank & Trust Co.
1820 West End Avenue
Nashville, TN 37203

RE:   REVISED 1816 Hayes Street Building; Lease Extension

Dear Rick,

This letter will set forth terms of a renewal of the lease agreement between Capital Bank & Trust Co. and First Cousins Properties, LLC., for the 1816 Hayes Street Building, upon expiration of the initial lease term on January 31, 2004. Extension terms follow:

      1) The extension of the existing lease will be for five years, beginning on February 1, 2004 and expiring on January 31, 2009.

      2)    Rent during the five year renewal will be as follows:

                             MONTHLY AMOUNT   SQ. FOOTAGE COST
                             --------------   ----------------
a)        Year One             $4,742.40           $13.25
b)        Year Two             $4,921.35           $13.75
c)        Year Three           $5,100.31           $14.25
d)        Year Four            $5,279.27           $14.75
e)        Year Five            $5,458.23           $15.25

      3) Tenant is permitted to alter the building for the purpose of general improvements (including exterior paint); but at their sole and complete expenses - as set forth in the original lease.

      4) All other terms and conditions of the existing lease will remain as stated.

If the above meets with your approval, please sign the acknowledgement below.

Sincerely,                              Acknowledged and Agreed

/s/ Michael D. Shmerling

Michael D. Shmerling                                /s/ R. Rick Hart
Partner                                 ---------------------------------------

                                        Date: 9/17/03

Cc:        Ben Zeitlin